Investor Update October 2-3, 2012

2 FORWARD LOOKING STATEMENT During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s public filings with the SEC. 2

3 Our Vision: Enriching lives through a safe, sustainable energy future Our Mission: Working together to deliver safe, reliable and innovative energy solutions Our Values: ABOUT NORTHWESTERN S - safety E - excellence R - respect V - value I - integrity C - community E - environment

4 NORTHWESTERN ENERGY PROFILE TICKER: NWE

5 BETTER THAN AVERAGE ECONOMIC INDICATORS Top Left: Unemployment rate consistently below National Average for all states we serve. National Ranking (NE 2nd, SD 3rd & MT 10th) Top: Bad Debt/Revenue Write-off better than peer average in AGA/EEI 2011 Survey – Our customers pay their bills Left: Projected population growth is above National Average for Montana & South Dakota providing potential for above average organic growth.

6 NWE: AN INVESTMENT FOR THE LONG TERM We’re a fully regulated and financially solid utility; with – Diversity across states, service type and customer segments – A 100 year history of competitive customer rates, system reliability and customer satisfaction – 5 years of great earnings results and growing dividend – Strong cash flows aided by net operating loss carryforward Best practices corporate governance; and – A strong and well rounded board and executive team – Forbes “Americas Most Trustworthy” companies – Recent addition to the NYSE Century Club Index – One of 42 U.S. companies recognized by Glass Lewis for our 2011 “say-on-pay” proposal Attractive future growth prospects – Reintegrating energy supply portfolio (natural gas and electric) – Distribution System Infrastructure Program (DSIP) – Transmission opportunities within and adjacent to our service territory

7 A DIVERSIFIED ELECTRIC AND GAS UTILITY Above data reflects full year 2011 results . Jurisdiction and service type based upon gross margin contribution. Customers based upon volumes. The “80/20” rules of NorthWestern

8 STRONG UTILITY FOUNDATION Electric source: Edison Electric Institute Typical Bills and Average Rates Report, 1/1/12 Natural gas source: US Dept of Energy Monthly residential supply and delivery rates as of 1/1/12 Strong utility operations:  Solid system reliability (EEI 2nd quartile);  SAIFI or System Average Interruption Frequency Index estimates the average number of outages any given customer could experience per year.  CAIDI or Customer Average Interruption Duration Index estimates the average outage duration any given customer would experience.  A NWE customer could expect, on average, one outage per year lasting 100 minutes  Residential electric and natural gas rates below national average; and  Customer service satisfaction that exceeds survey average (JD Powers)

9 5 YEAR TRACK RECORD OF DELIVERING RESULTS Return on Equity has steadily improved each year from 2007 – 2011 and Dividend per Share has increased each of the last 5 years. 5 Year (2007-11) Average Return on Equity : 9.1% 5 Year (2007-11) CAGR Dividend: 3.0%

10 UPDATED 2012 EARNINGS GUIDANCE Updated 2012 guidance range of $2.30-$2.40 based upon, but not limited to, the following major assumptions and expectations: • A consolidated income tax rate of approximately 16% - 18% of pre-tax income; • No scheduled maintenance at Colstrip Unit 4 and Big Stone Plants; • DGGS cost allocation methodology consistent with the Initial Decision issued by the FERC Administrative Law Judge; • Excludes any potential impairment on the $23.5 million in preliminary survey and investigative costs related to our proposed Mountain States Transmission Intertie (MSTI) transmission project; • Fully diluted average shares outstanding of 37.1 million for 2012; and • Normal weather in the Company's electric and natural gas service territories for the remainder of 2012.

11 BALANCE SHEET STRENGTH AND LIQUIDITY

12 STRONG CASH FLOWS While maintenance capex and dividends payments have continued to grow over the past 5 years (9.2% and 2.4% CAGR respectively), Cash Flow from Operations has continued to outpace maintenance capex and provided approximately $40-60 million of positive Free Cash Flow per year. We anticipate our Net Operating Loss balance to benefit our cash flow beyond 2016.

13 SOLID PENSION FUNDING We calculate our pension obligation with conservative estimates. Expected long- term rate of return for NWE is 7.00% vs peer group average of 7.78%. Discount rate for NWE is 4.40%-4.55% vs peer group average of 5.35%

14 A STRONG & WELL ROUNDED BOARD & EXECUTIVE TEAM

15 NWE CORPORATE RESPONSIBILITY

16 INVESTMENT OPPORTUNITY OUTLOOK  Energy Supply – Big Stone/Neal pollution control – South Dakota natural gas peaking generation – Montana Spion Kop Wind facility – Other vertical integration opportunities in Montana including gas reserves or base load generation  Transmission – Network upgrades and large generation interconnections – Colstrip 500kV upgrade – Mountain States Transmission Intertie (MSTI) – 230kV Renewable Collector System  Distribution – Distribution System Infrastructure Project (DSIP)

17 ELECTRIC GENERATION OPPORTUNITY Top Left: We own less than 50% of our supply needs. We are currently evaluating build, acquisition, or other market alternatives to meet forecasted supply gap. Top Right: Continued reintegration of owned electric generation assets will bring price stability back to the supply portion of our customer bills. Left: 75 MW contract with PPL expired in June 2012 and 200 MW contract will expire in June 2014.

18 NATURAL GAS NEEDS AND SUPPLY Top Left: Approximately 11% of our total natural gas needs go toward electric generation and the remaining 89% is sold to our retail customers. Top: We own approximately 10% of our total retail needs in Montana. Left: As we continue to add natural gas reserves to our portfolio, we can significantly reduce the supply cost volatility our customers have experienced over the past decade.

19 2012 MONTANA NATURAL GAS RATE FILING We are dedicated to operating a safe, reliable natural gas system and that requires ongoing investment in infrastructure replacements. If approved by the MPSC, on average this request would result in a monthly increase of $5.69 or 7.17% for a residential customer using 100 therms of natural gas. Decision expected by July 2013.

20 HARD ASSETS PROVIDING REAL VALUE (Left) We believe continued investment in our system to provide an even more safe, reliable, environmentally responsible and cost- effective service for our customers will produce additional value for our shareholders. (Below) NWE Total Shareholder Return for the 3 and 5 year periods ending 9/30/12 has outperformed our peer group, the S&P 500 index and the Dow Jones Utility Average. * Peer Average: ALE, AVA, BKH, CNL, EDE, EE, GXP, IDA, MGEE, PNM, POR, UIL, UNS, VVC, WR

21 INVESTMENT PROJECT SUMMARY Several opportunities exist to further increase and diversify earnings as compared to our approximately $1.8 billion of rate base today. Additional opportunities for baseload generation in Montana are currently being evaluated and may be incorporated as their scope and timeline become more defined. Note: Color / label indicate NorthWestern Energy's current probability of execution and timing of expenditures. Please refer to Risk Factors included in our most recent Form 10-Q.

22 CONCLUSION We’re a fully- regulated and financially sound utility; with - Diversity across states, service type and customer segments - 100 year history of competitive rates, reliability and customer satisfaction - 5 years of delivering great earnings and growing dividends - Strong cash flows aided by NOL carryforward Best practices corporate governance and -A strong and well rounded board and executive team -Forbes “Americas Most Trustworthy” companies - Recent addition to the NYSE Century Club Index - One of 42 U.S. companies recognized by Glass Lewis for our 2011 “say-on-pay” proposal Attractive future growth prospects - Reintegrating energy supply portfolio (natural gas and electric) - Distribution System Infrastructure Program (DSIP) - Transmission opportunities within and adjacent to our service territory

23 APPENDIX 23

24 EARNINGS RECONCILIATION

25 ADJUSTED EPS SCHEDULE

26 CONSOLIDATED STATEMENT OF INCOME

27 CONSOLIDATED STATEMENT OF CASH FLOWS

28 CONSOLIDATED BALANCE SHEET

29 EFFECTIVE TAX RATE RECONCILIATION

30 2011 SYSTEM STATISTICS Note: Statistics above are as of 12/31/2011 (1) Nebraska is a natural gas only jurisdiction (1) Energy Supply Transmission Distribution Electric (MW) MT SD Total 2011 Tx for Others MT SD Total Demand MT SD / NE Total Base load coal 222 210 432 Electric (GWh) 9,100 100 9,200 Daily MWs 750 172 922 Other resources 150 106 256 Natural Gas (Bcf) 18.3 - 18.3 Peak MWs 1,227 341 Annual GWhs 6,600 1,500 8,100 Natural Gas (Bcf) MT SD Total System (miles) MT SD Total Annual Bcf 21 11 32 Proven reserves 7.7 - 7.7 Electric 7,000 1,300 8,300 Annual production 0.55 - 0.55 Natural gas 2,000 55 2,055 Customers MT SD / NE Total Storage 17.8 - 17.8 Electric 339,400 61,100 400,500 Natural gas 182,100 85,700 267,800 521,500 146,800 668,300 System (miles) MT SD / NE Total Electric 17,300 2,000 19,300 Natural gas 5,000 2,320 7,320

31 ENVIRONMENTAL CONTROLS

32

OUR COMMISSIONERS

Montana Public Service Commission

Commissioners are elected in statewide elections from each of five districts. Chairperson is elected by fellow Commissioners. Commissioner term is 4 years, Chairperson term is 2 years.

Name	Party	Began Serving	Term Ends
Bill Gallagher	R	Jan-11	Jan-15
Gail Gutsche	D	Jan-09	Jan-13
Travis Kavulla (Chairman)	R	Jan-11	Jan-15
Brad Molnar	R	Jan-05	Jan-13
John Vincent	D	Jan-09	Jan-13

Nebraska Public Service Commission

Commissioners are elected in statewide elections. Chairperson is elected by fellow Commissioners. Commissioner term is 6 years, Chairperson term is 1 year.

Name	Party	Began Serving	Term Ends
Anne Boyle	D	Jan-97	Jan-15
Rod Johnson (Chairman)	R	Jan-93	Jan-17
Frank Landis Jr.	R	Jan-89	Jan-13
Tim Schram	R	Jan-07	Jan-13
Gerald Vap	R	Aug-01	Jan-17

South Dakota Public Utilities Commission

Commissioners are elected in statewide elections. Chairperson is elected by fellow Commissioners. Commissioner term is 6 years, Chairperson term is 1 year.

Name	Party	Began Serving	Term Ends
Kristie Fiegen	R	Aug-11	Jan-13
Gary Hanson	R	Jan-03	Jan-15
Chris Nelson (Chairman)	R	Jan-11	Jan-17

33 ONE HUNDRED YEARS LATER. . . . After One Hundred Years, Electricity is still a great value

34 FERC’S ALJ INITIAL DECISION 34 FERC ALJ’s Initial Decision NorthWestern as Filed

35 THE BACK STORY ON DGGS Background  NorthWestern Energy operates a transmission system and balancing authority within Montana and is charged with the responsibility of providing safe and reliable electric service to all of its customers. This includes retail and wholesale customers.  Part of NorthWestern’s responsibility is to continually balance all customer loads on the system with all resources on the system. This is a moment to moment requirement and is measured by NERC (North American Reliability Corporation) and WECC (Western Electricity Coordinating Council) criteria. Ultimately the FERC (Federal Energy Regulatory Commission) enforces these NERC and WECC reliability criteria and stiff civil penalties and sanctions can be imposed for non-compliance.  NorthWestern meets this reliability requirement by assuring that it has regulating resources available to constantly balance loads with resources. Regulating resources are sources of energy that can be ramped up or down quickly to balance changing customer load profiles with the energy supply resources available.  For many years, because NorthWestern did not own any resources of its own to provide this service, NorthWestern was forced to rely on the volatile wholesale market to purchase regulating resources from third parties, from systems often very distant from NorthWestern. Initial FERC support for DGGS  FERC stated in its November 2007 Order approving the third party purchase from Powerex: “We also find that NorthWestern has adequately addressed interveners’ arguments. Specifically, we find that NorthWestern has supported the term and level of services contained in the Agreement and explained why it did not elect to provide a back-stop bid based on its ownership interest in Colstrip Unit No. 4. In addition, NorthWestern has provided evidence that its circumstances are temporary because it now may build or otherwise acquire generation that may alleviate its need to purchase ancillary services from third parties. Therefore, we accept the Agreement for filing and grant Powerex’s request for waiver of Section 3 of its Rate Schedule No. 1 for the term of the Agreement (January 1, 2008 through December 31, 2008).”  Importantly, Powerex was required to seek a waiver to sell Regulating Reserves to NorthWestern because FERC also limits the sale of ancillary services, such as Regulating Reserves, at market based rates to Transmission Providers that will in turn use the purchased service to provide service to its customers under its Open Access Transmission Tariff. This further illustrates the untenable position that NorthWestern finds itself in – FERC’s preference to provide these services at cost-based rates and the Initial Decision that guts NorthWestern’s ability to recover its prudently incurred costs of a cost-based resource.  On May 20, 2009, the MPSC issued a Final Order approving DGGS finding that: “The Commission finds NWE provided compelling evidence of the imprudence and risk of continuing to rely exclusively on its longtime practice of contracting with other utilities in the region to meet its need for mandatory regulation service. NWE demonstrated its current need for 91 MW of regulating reserves in order to meet balancing authority requirements, provide safe and reliable service, and avoid the risk of significant financial penalties for violations of reliability standards. NWE’s projection that it will need 115 MW of regulation service by 2015 is reasonable as well.”

36 THE BACK STORY ON DGGS (CONTINUED) The Initial Decision from the Administrative Law Judge doesn’t support FERC’s previous position The Initial Decision from the FERC Administrative Law Judge:  Does not challenge the prudency or costs of the DGGS. In fact, the parties agreed, through stipulation, on the total revenue requirement of DGGS.  Instead, the Initial Decision would seek to penalize NorthWestern for its decision to follow FERC precedent on the issue of the magnitude and allocation of costs. The result of this Initial Decision would reduce recovery of fixed costs of DGGS from wholesale customers by 80% and disallow all recovery of variable costs (primarily fuel) under the FERC rate for which this service is designed.  Ironically, the rate for DGGS advocated by the Montana Large Customer Group and which appeared to be adopted by the Initial Decision would be approximately one-half of the rate that NorthWestern was previously recovering as a pass-through of costs under the third party contracts and approved by FERC! As a result  One side of FERC has ordered NorthWestern to meet reliability criteria and another side of FERC seeks to strip NorthWestern of its tools to meet such criteria (or at least the cost recovery of the tools).  It is important to note that NorthWestern still must meet its reliability criteria obligations or face stiff penalties, ultimately from FERC, the same regulatory agency that has found in this Initial Decision that NorthWestern only needs a fraction of the regulating service that it has constructed into DGGS and has been required traditionally to meet reliability criteria. In Summary  NorthWestern finds itself in a position where regulatory worlds have collided. No one disagrees that the generating plant is needed. No one argues the costs aren’t prudent. The Montana Public Service Commission issued a thoughtful and fact-based decision concerning the part of the Plant under its jurisdiction. The FERC process and initial decision would seek to either shift costs to state jurisdictional customers or allow them simply to fall between the cracks. Next Steps  The parties to the proceeding now have two more opportunities to file briefs opposing or supporting the Initial Decision within the next 60 days. Following these briefs, the full FERC will review the entire matter and issue a binding decision. If NorthWestern pursues full appellate rights through rehearing and appeal to a United States Circuit Court of Appeals, the procedural schedule could extend into 2015.